Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 24th day of September, 2019, by and between IIP-MA 1 LLC, a Delaware limited liability company (“Landlord”), and PharmaCannis Massachusetts Inc., a Massachusetts corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of May 31, 2018, as amended by that certain First Amendment to Lease Agreement dated as of November 13, 2018 (as so amended, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 465 Hopping Brook Road, Holliston, Massachusetts 01746;

B. WHEREAS, concurrently with the execution of this Amendment, Tenant and Landlord shall execute an amendment to the Development Agreement; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2. Base Rent. Section 2.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

“2.1. The monthly Base Rent as of the date hereof shall be equal to Three Hundred Twenty-Seven Thousand Four Hundred Seventy-Three and 44/100 Dollars ($327,473.44), subject to subsequent adjustment under this Lease (as may be adjusted, the “Monthly Base Rent Amount”).”

3. Security Deposit. Section 2.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

“Security Deposit”: Nine Hundred Sixty Thousand Six Hundred Twenty-Five and no/100 Dollars ($960,625.00). The parties acknowledge that Five Hundred Sixty-Three Thousand Three Hundred Twenty-Five Dollars ($563,325.00) of the Security Deposit have been funded as of the date hereof, and the remaining portion shall be paid by Tenant (using its own funds) in installments in accordance with this Section 2.2. Within two (2) Business Days following the date that Landlord makes any Construction Payment (as defined in the Development Agreement) to Tenant, Tenant shall deliver to Landlord a proportionate amount of the Security Deposit as determined based upon the percentage derived from dividing the amount of such Construction Payment by $26,500,000, until such time as the Security Deposit has been fully funded. As an example, if the amount of the Construction Payment made to Tenant under the Development Agreement is equal to $5,300,000 (i.e. 20% of $26,500,000), then Tenant shall be required to pay an amount equal to $192,125.00 within such two (2) Business Day time period, which amount shall be retained by Landlord as part of the Security Deposit. Notwithstanding the foregoing (and regardless of the amount of Construction Payments then requested to be funded by Tenant), the full Security Deposit shall be funded by Tenant no later than March 31, 2020.

4. Term. Section 3.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

“3.1. Term. The actual term of this Lease (as the same may be extended or earlier terminated in accordance with this Lease, the “Term”) commenced on May 31, 2018 (the “Commencement Date”) and shall end on September 24, 2034, subject to extension or earlier termination of this Lease as provided herein.”

5. Options to Extend Term. The first sentence of Section 3.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

“Tenant shall have two (2) options (each an “Extension Option”) to extend the Term of this Lease for a period of five (5) years each (each an “Extension Period”), on the same terms and conditions in effect under this Lease immediately prior to the commencement of the Extension Period, except that Tenant shall have no further right to extend the Term of this Lease after the second Extension Period.”

6. Annual Escalation. Section 5.2.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

“Annual Escalation. Base Rent payable under this Lease shall be subject to an annual upward adjustment of the greater of (a) 75% of CPI or (b) three and one-quarter percent (3.25%) of the then-current Base Rent. The next annual adjustment with respect to Two Hundred Thirty Thousand Eight Hundred Six and 77/100 Dollars ($230,806.77) of the current Base Rent shall be May 31, 2020 (“Tranche One Adjustment Date”), and the next annual adjustment with respect to the remaining Ninety-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($96,666.67) of the current Base Rent shall be September 24, 2020 (“Tranche Two Adjustment Date”). Thereafter, subsequent adjustments for each tranche of Base Rent shall become effective on every successive annual anniversary of the Tranche One Adjustment Date or Tranche Two Adjustment Date, as applicable, during the Term, including any Extension Periods.”

7. Broker. Each of Tenant and Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at the other party’s option and with counsel reasonably acceptable to other party, at the indemnifying party’s sole cost and expense) and hold harmless the indemnifying party for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. No Default. Each of Tenant and Landlord represents, warrants and covenants that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

10. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

11. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

12. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

13. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-MA 1 LLC

By:	/s/ Catherine Hastings
Name:	Catherine Hastings
Title:	CFO, CAO & Treasurer

TENANT:

PHARMACANNIS MASSACHUSETTS, INC.

By:	/s/ Brett Novey
Name:	Brett Novey
Title:	CEO